UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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M3-Brigade Acquisition II Corp.

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FOR IMMEDIATE RELEASE

Apteco & Syniverse Collaborate to Offer

WhatsApp as a Channel for Marketing Automation

WhatsApp Messaging Allows Enterprises to Enhance

Customer Engagement and Brand Awareness

WARWICK, UK, and TAMPA, Fla., January 13, 2022 – Apteco today announced it is working with Syniverse, the “world’s most connected company”TM, to offer the WhatsApp Business platform to businesses in Europe and beyond. This partnership enables enterprises to use the WhatsApp Business API as an integrated channel for the orchestration and personalization of messages customers opt in to receive.

WhatsApp is the leading rich and interactive messaging service used by more than two billion people in over 180 countries and 60 languages to stay in touch with family and friends. The WhatsApp Business platform is specifically built for medium-to-large businesses to send messages across the customer journey at scale, using automation, personalization, and interactive options that streamline processes and improve the overall customer experience.

WhatsApp enjoys huge popularity in Germany, which is a key market for Apteco. 89% of German WhatsApp users use it daily and in 2021, the messaging app was declared as Germany’s most influential brand, ahead of Amazon and Google (Ipsos, 2021). For marketing experts, however, WhatsApp Business is not only interesting because of its significant reach. Compared to other channels such as email, text messages via WhatsApp or SMS also record a significantly higher level of engagement. While it takes on average about 90 minutes for an email to be read, it takes only 90 seconds for text messages.

WhatsApp Business platform has allowed companies to communicate with customers via WhatsApp since 2018, however, recently expanded to let customers choose to receive more types of messages.

Through the new integration with Apteco’s PeopleStage campaign software, Apteco clients can orchestrate, personalize, and broadcast WhatsApp messages and seamlessly integrate them into their existing channel mix. The integration is enabled by a connection to the application programming interface of Syniverse’s CPaaS Concierge Software-as-a-Service (SaaS) platform offering. Alongside SMS and Mobile Wallet, WhatsApp Business platform is already the third mobile-focused channel integration that Apteco has offered in partnership with Syniverse.

In August 2021, Syniverse announced its plan to go public through a merger agreement with M3-Brigade Acquisition II Corp. (NYSE: MBAC). On January 10, Syniverse and MBAC announced that MBAC’s special meeting of shareholders to approve the merger is scheduled to be held on February 9, 2022. On January 7, 2022, MBAC commenced mailing of its definitive proxy statement to its shareholders of record as of January 6, 2022. Upon closing of the transaction, the renamed Syniverse Technologies Corporation will be listed on the New York Stock Exchange under the ticker “SYNV.”

CLICK TO TWEET: .@Syniverse, the world’s most #connected company, & @Apteco to offer enterprises @WhatsApp Business on #syniverse #CPaaS Concierge & help enterprises enhance their #customerservice & #brand awareness. https://bit.ly/2WzS6SZ

Supporting Quotes

•	Chris Rivera, President, Enterprise, Syniverse

“WhatsApp Business platform is changing the way enterprises deliver products and services to their customers. Enterprises are looking for a proper omnichannel solution that can scale, offer first-class support, and have a global reach. Our Syniverse CPaaS Concierge is all that and with the addition of WhatsApp Business addresses the most complex workflows and presents bespoke customer engagement solutions. The new collaboration between Syniverse, Apteco, and WhatsApp will make it much easier for enterprises to benefit from this.”

•	Martin Clark, Managing Director, Apteco GmbH

“What is particularly exciting is the interplay between the different channels and the new possibilities that arise from this. It is becoming increasingly important for companies to get in touch with their customers exactly where they are. The integration of channels such as SMS, Mobile Wallet and WhatsApp makes this possible and takes mobile marketing to the next level. Emails will continue to be an important element in the channel mix, but depending on the affinity of the target group, mobile is often the more suitable medium and with the help of chatbots or live chat, conversational marketing is becoming a reality.”

Digital Assets

•	[Photo] Chris Rivera

•	[Image] Syniverse logo

•	[Photo] Martin Clark

•	[Image] Apteco logo

Supporting Resources

•	Read about Apteco.

•	Read about Syniverse.

•	Syniverse is recognized as a Representative Vendor in the September 27, 2021, edition of the Market Guide for Communications Platform as a Service (CPaaS) by Gartner®.

•	Read Syniverse Blog post, “Creating Harmony in Communications through Orchestration.”

•	Read about Chris Rivera.

•	Read and subscribe to the Syniverse Blog.

•	Read and subscribe to Syniverse news releases.

•	For more information about Syniverse’s news and activities, follow the company on Twitter, LinkedIn and Facebook.

About Syniverse

Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities and network assets have allowed Syniverse to address the changing needs of the mobile ecosystem for more than 30 years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

About Apteco

In the past 30 years, Apteco has established itself as a constant for marketing software in the marketing industry. Apteco’s portfolio includes solutions for customer segmentation, personalization, predictive analytics, omnichannel campaign management and automation, reporting and dashboarding. The company, which originates from Great Britain, maintains a location in Frankfurt am Main, Germany. Today, Apteco software is used by more than 4,000 marketing users worldwide. Further information: www.apteco.com

Gartner, Market Guide for Communications Platform as a Service, By Lisa Unden-Farboud, Brian Doherty, Daniel O’Connell, Published 27 September 2021.

GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s Quarterly Reports on Form 10-Q and the proxy statement, discussed above, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, MBAC has filed a definitive proxy statement with the SEC. MBAC’s stockholders and other interested persons are advised to read the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about MBAC, Syniverse and the proposed transaction. MBAC has commenced mailing of the definitive proxy statement to the stockholders of MBAC as of January 6, 2022, the record date established for the proposed transaction. MBAC Stockholders will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge at the SEC’s website at https://www.sec.gov/, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC have been filed in the proxy statement for the proposed transaction and are available at https://www.sec.gov/. Additional information regarding the interests of such participants are contained in the proxy statement.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction have been included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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For more information, contact:

Journalists, bloggers & research analysts	Institutional investors
Kevin Petschow	Stanley Martinez
pr@syniverse.com	ir@syniverse.com
+1.813.637.5084	+1.813.614.1070

Martin Clark

Apteco

Martin.Clark@apteco.de

+49 (0) 69 25 66 97 0-101

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